CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report with respect to Investors Fund Series - Kemper Money Market, Kemper Total Return, Kemper High Yield, Kemper Growth, Kemper Government Securities, Kemper International, Kemper Small Cap Growth, Kemper Investment
Grade Bond, Kemper Contrarian Value, Kemper Small Cap Value, Kemper Value + Growth, Kemper Horizon 20+, Kemper Horizon 10+, Kemper Horizon 5, Kemper Blue Chip, Kemper Global Income, Kemper-Dreman High Return Equity, Kemper-Dreman Financial Services, Kemper Global Blue Chip and Kemper International Growth and Income Portfolios dated February 18, 1999 in the Registration Statement of Kemper Investors Fund on Form N-1A and the related Prospectus and Statement of Additional Information of Kemper Variable Series filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-11802) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5002).

                                /s/ERNST & YOUNG LLP

                                ERNST & YOUNG LLP




Chicago, Illinois
April 22, 1999